KRISPY KREME REPORTS EARNINGS PER SHARE OF $0.03 FOR THE SECOND
QUARTER OF FISCAL 2011

Raises Fiscal 2011 Earnings Outlook

Company to Present at Investor Conference on September 16, 2010

Winston-Salem, NC – September 2, 2010 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the second quarter of fiscal 2011, ended August 1, 2010. The Company also raised its earnings outlook for fiscal 2011 as a whole.

Second Quarter Fiscal 2011 Highlights Compared to the Year-Ago Period:
  Revenues increased 6.3% to $87.9 million from $82.7 million
  Excluding the effects of refranchising Company stores, revenues rose 8.2%
  Company same store sales rose 5.7%, the seventh consecutive quarterly increase
  Operating income increased 41.2% to $4.2 million from $2.9 million
  Net income was $2.2 million, or $0.03 per share diluted, compared to a net loss of $157,000, or nil per share, in the second quarter last year
The Company ended the second quarter of fiscal 2011 with a total of 633 Krispy Kreme stores systemwide, a net increase of 17 shops during the quarter. As of August 1, 2010, there were 84 Company stores and 549 franchise locations.

“Our financial results improved from the year ago period, as we realized revenue growth in all business segments, increased our consolidated operating income by roughly half, and delivered positive net income for the third consecutive quarter. We are encouraged by the same store sales momentum at our Company stores, but also recognize that we must strengthen our execution so that top-line performance can more directly impact bottom-line profitability,” said Jim Morgan, the Company’s President and Chief Executive Officer.

Fiscal 2011 Outlook

“In our first quarter earnings release on June 3, we indicated that we expected operating income, exclusive of impairment charges and lease termination costs, to range from $11 million to $15 million for fiscal 2011. Based on our results for the first half of the year, which exceeded our expectations, and other current information, we are raising that outlook. We now estimate that fiscal 2011 operating income, exclusive of impairment charges and lease termination costs, will range from $13 million to $17 million,” Morgan continued.

“As we look ahead, we will continue working diligently to implement our strategic initiatives with the intention of maximizing shareholder value. Our transition is an ongoing process, and we are confident we can build an even stronger foundation for the future by continuing to both invest in our businesses and support our domestic and international franchisees. These steps are critical to accelerating long-term growth in both revenues and earnings. We believe that we are only beginning to unlock the potential of the Krispy Kreme brand for our guests, customers, franchisees, team members and shareholders,” Morgan concluded.

Second Quarter Fiscal 2011 Results

Consolidated Results

For the second quarter ended August 1, 2010, revenues increased 6.3% to $87.9 million from $82.7 million. Year-over-year revenue increases were generated in all four business segments.

Direct operating expenses increased to $76.9 million from $71.3 million, and as a percentage of total revenues, increased to 87.5% from 86.1%. General and administrative expenses were $4.9 million compared to $4.8 million in the same period last year and, as a percentage of total revenues, decreased to 5.6% from 5.8%. General and administrative expenses in the year-ago period included a non-recurring credit of $1.1 million from additional insurance proceeds related to litigation settled in October 2006. Impairment charges and lease termination costs were a credit of $216,000 compared to a charge of $1.5 million in the year-ago period.

Operating income increased 41.2% to $4.2 million from $2.9 million.

Interest expense decreased to $1.6 million from $2.3 million, principally reflecting the Company’s reduced level of indebtedness.

Net income was $2.2 million, or $0.03 per diluted share, compared to a net loss of $157,000, or nil per share, in the second quarter of last year.

Segment Results

Company Stores revenues were essentially flat at approximately $60 million. Higher same store sales and off-premises sales to grocers/mass merchants were offset by locations that were either closed or refranchised along with lower off-premises sales to convenience stores. Excluding the effects of refranchising, Company Stores revenues rose 4.0%. Same store sales at Company stores rose 5.7%, the seventh consecutive quarterly increase.

Domestic Franchise revenues increased 15.1% to $2.1 million, reflecting an 8.8% rise in sales by domestic franchisees. Excluding the effects of refranchising, sales by domestic franchisees rose 4.2%. Same store sales rose 5.0% at domestic franchise stores. The Domestic Franchise segment generated operating income of $1.0 million compared to $434,000 last year.

International Franchise revenues increased 5.3% to $4.0 million, reflecting higher royalties from increased sales by international franchise stores. A decline in international franchise same store sales was offset by new store openings. Adjusted to eliminate the effects of changes in foreign exchange rates, International Franchise same store sales fell 14.3%, reflecting waning honeymoon effects from the 313 stores opened internationally in the past three years, as well as anticipated cannibalization as markets develop. The International Franchise segment generated operating income of $2.5 million compared to $1.9 million last year. International franchisees continued to expand, with a net increase of 16 locations in the second quarter.

Total KK Supply Chain revenues (including sales to Company stores) rose 18.9% to $44.9 million, driven by selling price increases in major product categories and by higher unit volumes. External KK Supply Chain revenues rose 26.7% to $21.9 million compared to $17.3 million in the second quarter last year. KK Supply Chain generated operating income of $7.3 million compared to $5.7 million in the second quarter last year reflecting, among other things, higher revenues as well as lower freight and other distribution costs.

Conference Call

Management will host a conference call to review second quarter results as well as management’s outlook for the balance of fiscal 2011 this afternoon at 4:30 p.m. (ET). A live webcast of the conference call will be available at the Company’s website at www.KrispyKreme.com. The call also can be accessed live by dialing (888) 215-6918 or, for international callers, by dialing (913) 312-0934. A replay will be available after the call and can be accessed by dialing (888) 203-1112 and entering the passcode 5687421. International callers may access the replay by dialing (719) 457-0820 and entering passcode 5687421. The audio replay will be available through September 9, 2010. A transcript of the conference call also will be available at the Company’s website.

Investor Conference Presentation

The Company will be presenting at the 8th Annual C.L. King Best Ideas Conference 2010 at The Omni Berkshire Place Hotel in New York City on Thursday, September 16, 2010. The presentation is scheduled to begin at 1:45 p.m. (ET) and will be webcast from the Company’s website.

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, Krispy Kreme shops can be found in over 630 locations in 19 countries around the world. Visit us at www.KrispyKreme.com.

###

Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “could,” “will,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our new domestic operating model; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with government regulations relating to food products and franchising; our relationships with off-premises customers; our ability to protect our trademarks and trade secrets; restrictions on our operations and compliance with covenants contained in our secured credit facilities; changes in customer preferences and perceptions; and risks associated with competition. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	Aug. 1,	Aug. 2,	Aug. 1,	Aug. 2,
	2010	2009	2010	2009
	(In thousands, except per share amounts)
Revenues	$87,932	$82,730	$180,049	$176,150
Operating expenses:
Direct operating expenses (exclusive of
depreciation and amortization shown below)	76,938	71,258	153,981	148,226
General and administrative expenses	4,926	4,817	10,676	11,131
Depreciation and amortization expense	1,937	1,999	3,801	3,992
Impairment charges and lease termination costs	(216)	1,456	1,083	3,813
Other operating (income) and expense, net	192	257	298	267
Operating income	4,155	2,943	10,210	8,721
Interest income	82	14	122	28
Interest expense	(1,567)	(2,312)	(3,438)	(6,129)
Equity in income (losses) of equity method franchisees	(165)	(214)	181	(113)
Other non-operating income and (expense), net	81	(500)	162	(500)
Income (loss) before income taxes	2,586	(69)	7,237	2,007
Provision for income taxes	379	88	562	296
Net income (loss)	$2,207	$(157)	$6,675	$1,711

Earnings per common share:
Basic	$.03	$—	$.10	$.03
Diluted	$.03	$—	$.10	$.03

Weighted average shares outstanding:
Basic	68,195	67,350	68,145	67,225
Diluted	69,327	67,350	69,279	67,830

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET
(Unaudited)

	Aug. 1,	Jan. 31,
	2010	2010
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,235	$20,215
Receivables	19,172	17,839
Receivables from equity method franchisees	604	524
Inventories	14,427	14,321
Other current assets	5,781	6,324
Total current assets	61,219	59,223
Property and equipment	71,252	72,527
Investments in equity method franchisees	1,089	781
Goodwill and other intangible assets	23,816	23,816
Other assets	10,548	8,929
Total assets	$167,924	$165,276

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$686	$762
Accounts payable	6,100	6,708
Accrued liabilities	27,362	30,203
Total current liabilities	34,148	37,673
Long-term debt, less current maturities	41,181	42,685
Other long-term obligations	19,807	22,151

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	—	—
Common stock, no par value	368,131	366,237
Accumulated other comprehensive loss	(73)	(180)
Accumulated deficit	(295,270)	(303,290)
Total shareholders’ equity	72,788	62,767
Total liabilities and shareholders’ equity	$167,924	$165,276

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Six Months Ended
	Aug. 1,	Aug. 2,
	2010	2009
	(In thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$6,675	$1,711
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,801	3,992
Deferred income taxes	(70)	(283)
Impairment charges	709	1,220
Accrued rent expense	(395)	(468)
Loss on disposal of property and equipment	279	366
Impairment of investment in equity method franchisee	—	500
Unrealized loss on interest rate derivatives	—	419
Share-based compensation	1,934	2,070
Provision for doubtful accounts	(193)	(91)
Amortization of deferred financing costs	312	430
Equity in (income) losses of equity method franchisees	(181)	113
Other	(210)	1
Change in assets and liabilities:
Receivables	(1,113)	2,336
Inventories	(106)	174
Other current and non-current assets	(2,707)	(545)
Accounts payable and accrued liabilities	(3,055)	(1,414)
Other long-term obligations	(287)	(462)
Net cash provided by operating activities	5,393	10,069
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,029)	(4,377)
Proceeds from disposals of property and equipment	1,268	32
Other investing activities	27	(26)
Net cash used for investing activities	(2,734)	(4,371)
CASH FLOW FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(1,599)	(20,638)
Deferred financing costs	—	(954)
Proceeds from exercise of warrants	4	—
Repurchase of common shares	(44)	(24)
Net cash used for financing activities	(1,639)	(21,616)
Net increase (decrease) in cash and cash equivalents	1,020	(15,918)
Cash and cash equivalents at beginning of period	20,215	35,538
Cash and cash equivalents at end of period	$21,235	$19,620

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	Aug. 1,	Aug. 2,	Aug. 1,	Aug. 2,
	2010	2009	2010	2009
	(In thousands)
Revenues:
Company Stores	$59,970	$59,853	$122,504	$125,710
Domestic Franchise	2,074	1,802	4,274	3,853
International Franchise	4,009	3,806	8,769	7,684
KK Supply Chain:
Total revenues	44,892	37,754	90,797	82,612
Less - intersegment sales elimination	(23,013)	(20,485)	(46,295)	(43,709)
External KK Supply Chain revenues	21,879	17,269	44,502	38,903
Total revenues	$87,932	$82,730	$180,049	$176,150

Operating income (loss):
Company Stores	$(1,734)	$1,387	$(1,765)	$4,331
Domestic Franchise	1,041	434	2,195	1,614
International Franchise	2,500	1,943	5,986	4,378
KK Supply Chain	7,329	5,687	16,019	13,826
Total segment operating income	9,136	9,451	22,435	24,149
Unallocated general and administrative expenses	(5,197)	(5,052)	(11,142)	(11,615)
Impairment charges and lease termination costs	216	(1,456)	(1,083)	(3,813)
Consolidated operating income	$4,155	$2,943	$10,210	$8,721

Depreciation and amortization expense:
Company Stores	$1,459	$1,519	$2,854	$3,015
Domestic Franchise	55	22	110	43
International Franchise	2	—	3	—
KK Supply Chain	205	223	417	450
Corporate administration	216	235	417	484
Total depreciation and amortization expense	$1,937	$1,999	$3,801	$3,992

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	NUMBER OF STORES
	DOMESTIC	INTERNATIONAL	TOTAL
Number of Stores at August 1, 2010:
Company:
Factory	69	—	69
Satellite	15	—	15
Total Company	84	—	84
Franchise:
Factory	102	103	205
Satellite	38	306	344
Total franchise	140	409	549
Total systemwide	224	409	633

	NUMBER OF STORES
	COMPANY	FRANCHISE	TOTAL
Quarter Ended August 1, 2010:
MAY 2, 2010	83	533	616
Opened	2	20	22
Closed	(1)	(4)	(5)
AUGUST 1, 2010	84	549	633

Quarter Ended August 2, 2009:
MAY 3, 2009	91	445	536
Opened	1	20	21
Closed	(3)	(6)	(9)
AUGUST 2, 2009	89	459	548

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	Aug. 1,	Aug. 2,	Aug. 1,	Aug. 2,
	2010	2009	2010	2009
Year over year percentage change in systemwide
sales (1)	10.9%	(11.6)%	9.2%	(9.8)%
Year over year percentage change in systemwide
sales, in constant dollars (2)	9.8%	(8.1)%	6.7%	(5.6)%

Change in same store sales (3):
Company stores	5.7%	5.9%	4.5%	3.8%
Domestic Franchise stores	5.0%	0.6%	3.8%	1.5%
International Franchise stores	(11.4)%	(32.6)%	(9.5)%	(35.2)%
International Franchise stores, in constant
dollars (2)	(14.3)%	(25.0)%	(16.0)%	(24.8)%

Company off-premises sales (4):
Grocers/mass merchants:
Change in average weekly number of doors	1.7%	(11.9)%	(2.3)%	(10.8)%
Change in average weekly sales per door	6.9%	11.8%	9.1%	8.1%
Convenience stores:
Change in average weekly number of doors	(2.4)%	(12.6)%	(6.4)%	(10.6)%
Change in average weekly sales per door	(1.0)%	(5.5)%	(1.4)%	(5.8)%

(1)	Systemwide sales, a non-GAAP financial measure, include the sales by both Company and franchise stores but excludes sales among Company and franchise stores. The Company believes systemwide sales data are useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.

(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company’s international franchisees conduct business had been the same in the comparable prior year period.

(3)	The change in “same store sales” represents the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks during the current year period (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation.

(4)	For Company off-premises sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

KRISPY KREME DOUGHNUTS, INC.

REVENUE RECONCILIATION

     A reconciliation of total revenues as reported to adjusted total revenues exclusive of the effects of refranchising follows:

	Three Months Ended		Six Months Ended
	Aug. 1,	Aug. 2,	Aug. 1,	Aug. 2,
	2010	2009	2010	2009
	(In thousands)
Total revenues as reported	$87,932	$82,730	$180,049	$176,150
Sales by refranchised stores	—	(2,205)	—	(4,579)
Royalties from refranchised stores	(80)	—	(161)	—
KK Supply Chain sales to refranchised stores	(688)	—	(1,350)	—
Adjusted total revenues exclusive of the effects of
refranchising	$87,164	$80,525	$178,538	$171,571

     The Company believes that adjusted total revenues exclusive of the effects of refranchising, a non-GAAP measure, is a useful measure because it enables comparisons of the Company’s revenues that are unaffected by the Company’s decisions to sell operating Krispy Kreme stores to franchisees instead of continuing to operate the stores as Company locations. In addition, this comparison is one of the performance metrics adopted by the compensation committee of the Company’s board of directors to determine the amount of incentive compensation potentially payable to the Company’s executive officers for fiscal 2011.

CONTACT: Media: Brian K. Little, + 1-336-726-8825, blittle@KrispyKreme.com, or Investor Relations: Anita K. Booe, + 1-336-703-6902, abooe@KrispyKreme.com